Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Hudson Technologies, Inc.

Woodcliff Lake, New Jersey

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333- 269221) and Form S-8 (No. 333-129057, No. 333-164650, No. 333-202955, No. 333-228971 and No. 333-239561) of Hudson Technologies, Inc. (the Company) of our reports dated March 14, 2024 relating to the consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting, which appear in this Annual Report on Form 10-K.

/s/ BDO USA, P.C.
Stamford, CT
March 14, 2024